                                                                     EXHIBIT 4.1

                         FORM OF STOCK PURCHASE WARRANT


The Company has issued a stock purchase warrant substantially in the form attached hereto to each of the following individuals and entities, entitling such individuals and entities to purchase the number of shares of Common Stock set forth opposite their names below:


Jerry L. Suits, as Trustee of the Jerry L. Suits Revocable Trust:   26,250
shares

Jeanne G. Dillingham, Dana Hutton, Leslie D. Ballew and E. Gay Dillingham, as Trustees of the Tom B. Dillingham Revocable Trust: 15,375 shares.

Peter C. Dillingham, as Trustee of the Peter C. Dillingham Revocable Trust:
5,250 shares.

E. Gay Dillingham: 4,875 shares.

Leslie D. Ballew: 4,875 shares.

Jeanne G. Dillingham, as Trustee of the Brady S. Dillingham Trust: 4,875 shares.

Dana Hutton: 4,875 shares.

Jeanne G. Dillingham: 4,500 shares.

Dan L. Dillingham, as Trustee of the Dan L. Dillingham Revocable Trust: 4,125 shares.

                                             FOR THE PURCHASE OF ________ SHARES


   THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED, OR THE LAWS OF ANY STATE AND IS NOT TRANSFERRABLE.


                  STOCK PURCHASE WARRANT TO PURCHASE SHARES OF
                        COMMON STOCK OF UTI ENERGY CORP.


         This certifies that, for value received, ____________________________ (the "Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time during the Exercise Period (as hereinafter defined), to purchase up to ___________ shares (subject to adjustment pursuant to Section 9 below) of common stock, $.001 par value ("Common Stock"), of UTI Energy Corp., a Delaware corporation (the "Company") (the shares of Common Stock issuable upon exercise of this Warrant, as adjusted under Section 9, being referred to herein as the "Warrant Shares").

         1.      FORM OF ELECTION.

                 The form of election to purchase shares of Common Stock (the "Form of Election") shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.

         2.      EXERCISE PERIOD; EXERCISE OF WARRANT.

                 2.1 Exercise Period. Subject to the terms of this Warrant, the Holder shall have the right, which may be exercised at any time or from time to time during the Exercise Period, to purchase from the Company the number of fully paid and nonassessable Warrant Shares this Warrant at the time represents the right to purchase, and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares purchasable on such exercise, a new warrant evidencing the remaining Warrant Shares that may be purchased shall be promptly signed, issued and delivered by the Company to the Holder pursuant to the provisions of this Section 2. The term "Exercise Period" shall mean the period commencing on July 31, 1998, and terminating on July 30, 2003.

                 2.2 Exercise of Warrant. This Warrant may be exercised upon surrender to the Company at its principal office (as designated in Section 12) of this Warrant, together with the Form of Election duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 3 and 9 hereof) for the number of Warrant Shares in respect of which this Warrant is then exercised. Payment of the aggregate Warrant Price with respect to the portion of this Warrant being exercised shall be made in cash or by certified or official bank check, payable to the order of the Company.

                 Subject to Section 6 hereof, upon the surrender of this Warrant and payment of the Warrant Price as set forth above, the Company shall issue and cause to be delivered to the Holder or, upon the written order of the Holder, to and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant (together with the duly completed and signed Form of Election) and payment of the Warrant Price, as aforesaid.

         3.      WARRANT PRICE.

                 The price per share at which each of the Warrant Shares shall be purchasable upon exercise of this Warrant initially shall be $26.50, which price shall be subject to adjustment pursuant to Section 9 hereof (such prices as so adjusted are referred to herein as the "Warrant Price").

         4.      EXCHANGE OF WARRANT.

                 This Warrant may be exchanged at the option of the Holder when surrendered at the principal office of the Company for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares as this Warrant then entitles the Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant for exchange. Thereupon, the Company shall promptly sign and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

         5.      NO REGISTRATION OF WARRANT.

                 This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. The Holder represents and agrees that this Warrant has been, and, upon exercise hereof, any Warrant Shares will be, acquired for investment and not with a view to distribution or resale. The Holder further acknowledges and agrees that this Warrant may not be transferred, and the Warrant Shares, upon exercise of this Warrant, may not be transferred, without an effective registration statement therefor under the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company that registration is not required thereunder. Unless registered, any Warrant Shares shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or an opinion of counsel satisfactory to the Company that such registration is not required.

         6.      PAYMENT OF TAXES.

                 The Company will pay when due and payable any and all U.S. federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of this Warrant or of any Warrant Shares upon the exercise of this Warrant. The Company shall not, however, be required to (i) pay any transfer tax that may be payable in respect of any transfer involved in the issuance or delivery of certificates for Warrant Shares in the name other than that of the Holder or (ii) issue or deliver any certificates for Warrant Shares upon the exercise of this Warrant until such tax shall have been paid (any such tax being payable by the Holder at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         7.      MUTILATED OR MISSING WARRANT.

                 In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall execute, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, satisfactory to the Company. The Holder requesting such a substitute warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         8.      RESERVATION OF WARRANT SHARES; PURCHASE OF WARRANT BY THE
                 COMPANY.

                 8.1 Reservation of Warrant Shares. The Company shall at all times reserve for issuance from its authorized and unissued shares of Common Stock the number of shares of Common Stock needed for issuance upon the exercise of this Warrant. The Company covenants that all shares of Common Stock issuable as herein provided shall, when so issued, be duly and validly issued, fully paid and nonassessable.

                 8.2 Purchase of Warrant by the Company. The Company shall not be prohibited, except as limited by applicable law, any other agreement or herein, from offering to purchase, purchasing or otherwise acquiring this Warrant from any holder thereof at such times, in such manner and for such consideration as the Company and such holder may agree to.

                 8.3 Cancellation of Purchased or Acquired Warrant. In the event the Company shall purchase or otherwise acquire this Warrant, the same shall thereupon be canceled and retired.

         9.      ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES.

                 9.1 Mechanical Adjustments. The existence of this Warrant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 If the Company shall effect a subdivision (by stock split, stock dividend, recapitalization or otherwise) or consolidation (by reverse stock split or otherwise) of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, the Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services or property, or the reclassification of the Common Stock, in whole or in part, into other equity securities of the Company, then the number, class and per share price of Warrant Shares shall be appropriately adjusted (or in the case of the issuance of equity securities as a dividend on, or in a reclassification of, the Common Stock, this Warrant shall extend to such other securities) in such a manner as to entitle the Holder to receive, upon exercise of this Warrant, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) it would have held after such adjustment if the Holder had exercised this Warrant in full immediately prior to the event requiring the adjustment. Comparable rights shall accrue in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

                 If the Company shall distribute to all holders of shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) $.10 per share of Common Stock and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph), then in each case the Warrant Price shall be adjusted by reducing the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by the Holder), of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Warrant Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

                 After the Company shall make a tender offer for, or grant to all of its holders of shares of Common Stock the right to require the Company to acquire from such stockholders, shares of Common Stock, at a price in excess of the Current Market Price (a "Put Right"), or the Company shall grant to all of its holders of shares of Common Stock the right to acquire shares of Common Stock for less than the Warrant Price (the "Purchase Right"), then, in the case of a Put Right, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to this Warrant shall be adjusted by multiplying the number of shares then subject to this Warrant by a fraction that is the inverse of the fraction used to adjust the Warrant Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Warrant Price and number of shares subject to this Warrant shall be appropriately readjusted to reflect the Warrant Price and number of shares subject to this Warrant that would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

                 After the merger of one or more corporations with or into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in
         Section 424(a) of the Internal Revenue Code of 1986, as amended, the Holder, at no additional cost, shall be entitled to receive, upon any exercise of this Warrant, in lieu of the number of shares as to which this Warrant may then be so exercised, the number and class of shares of stock or other equity securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation or similar document if at the time of such merger, consolidation or other transaction the Holder had been a holder of a number of shares of Common Stock equal to the number of shares as to which this Warrant may then be so exercised, and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any stock or other equity securities pursuant to the terms thereof, the Holder, at no additional cost, shall be entitled to receive, upon exercise of this Warrant, such other assets and property, including cash, to which the Holder would have been entitled if at the time of such merger, consolidation or other transaction the Holder had been the holder of the number of shares of Common Stock equal to the number of shares as to which this Warrant shall then be so exercised. Comparable rights shall accrue in the event of successive mergers or consolidations of the character described above.

                 For purposes of this Section 9.1, "Current Market Price" shall mean the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the average bid and asked price of a share of Common Stock as reported in the NASDAQ System, in each case on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

                 Except as hereinbefore expressly provided, (i) the issue by the Company of shares of Common Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Warrant and (ii) no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

                 9.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company.

                 9.3 Statement on Warrant. Irrespective of any adjustments in the Warrant Price with respect to this Warrant or the number or kind of shares purchasable upon the exercise of this Warrant, warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

         10.     FRACTIONAL INTERESTS.

                 The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant and the number of Warrant Shares issuable upon such exercise shall be rounded down to the nearest whole share.

         11.     NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDER.

                 Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company. If, however, at any time during the Exercise Period:

                          (a) the Company shall declare any dividend payable in any securities upon shares of Common Stock or make any distribution (other than a cash dividend or a dividend payable in additional shares of Common Stock) to the holders of shares of Common Stock;

                          (b) the Company shall offer to the holders of shares of Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe to shares of Common Stock or securities convertible or exchangeable into shares of Common Stock; or

                          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of such events, the Company shall give notice in writing of such event to the Holder as provided in Section 12 hereof at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or date of the closing of the transfer books, as the case may be. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

         12.     NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class, postage prepaid:

                          (i) if to the Holder at:

                                   -----------------------------------
                                   Attn:
                                         -----------------------------
                                   -----------------------------------
                                   -----------------------------------

                          (ii) if to the Company at:

                                  UTI Energy Corp.
                                  Attn: President
                                  16800 Greenspoint Park, Suite 225N
                                  Houston, Texas   77060
or to such other address or addresses as the Holder or the Company may designate from time to time for itself by a notice pursuant hereto.

         13.     SUCCESSORS.

                 No party hereto may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, if the Holder is a trust or estate, Holder may assign its rights hereunder to such Holder's beneficiaries provided that such beneficiaries assume in writing (in a form reasonably satisfactory to the Company) all of Holder's obligations under the Agreement and Plan of Merger dated July 31, 1998, among the Company, a wholly-owned subsidiary of the Company, SUITS Enterprises, Inc. ("SUITS") and the shareholders of SUITS signatory thereto. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

         14.     APPLICABLE LAW.

                 This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

         15.     BENEFITS OF WARRANT.

                 Nothing in this Warrant shall give or be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

         16.     CAPTIONS.

                 The captions of the sections of this Warrant have been inserted for convenience only and shall have no substantive effect.


                     SIGNATURES BEGIN ON THE FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the 31st day of July, 1998.

                                        UTI ENERGY CORP.


                                        By:
                                           -----------------------------------
                                                    Vaughn E. Drum
                                                       President

                                                                       EXHIBIT A

                                FORM OF ELECTION

                          To be Executed by the Holder
                              to Exercise Warrant

                                UTI Energy Corp.

         The undersigned hereby exercises the right to purchase _____________ shares of common stock covered by this Warrant according to the conditions thereof and herewith makes payment in full of the Warrant Price of such shares.


                                          [INDIVIDUAL]


                                          Signature
                                                    ---------------------------
                                               Name:
                                                         ----------------------

                                          Address
                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

Dated:                   ,         .
       ------------------  --------


                                          [CORPORATION OR PARTNERSHIP OR TRUST]


                                               --------------------------------
                                                         (Name of Entity)


                                               By:
                                                  -----------------------------
                                               Name:
                                                         ----------------------
                                               Title:
                                                         ----------------------

                                          Address
                                                         ----------------------

                                                         ----------------------

                                                         ----------------------

Dated:                   ,         .
       ------------------  --------